EXHIBIT 32

CERTIFICATION
PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-Q of Janel World Trade, Ltd. for the first fiscal quarter ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: February 19, 2008	/s/ James N. Jannello
James N. Jannello, Executive Vice President and Chief Executive Officer

Dated: February 19, 2008	/s/ Stephan P. Cesarski
President and Chief Operating Officer

Dated: February 19, 2008	/s/ Linda Bieler
Controller and Chief Financial and Accounting Officer